UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2025

BIT DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On December 7, 2025 Xiashu (“Bill”) Xiong resigned from the Board of Directors (the “Board”) effective January 1, 2026. He has served on the Board since October 23, 2023.

(b)	On December 9, 2025, Zhaohui Deng notified the Board that he was transitioning from his position as Chairman of the Board to an independent director effective December 9, 2025.

(c)	On December 9, 2025, the Board elected Ms. Amanda Cassatt to the Board for a one-year term, commencing January 1, 2026, or until her successor is elected and qualified. Ms. Cassatt is a leader in crypto and decentralizing technology. She is Co-Founder and Chief Executive Officer, since July 2019, of Serotonin Inc,. a services company for institutions and startups in the blockchain and crypto industry. Serotonin provides consulting services to the Company, including narrative and thesis development for Ethereum; social media strategy and execution and public relations strategy and execution.

Prior thereto, Ms. Cassatt was Chief Marketing Officer of ConsenSys from August 2016 until July 2019. There, she built and led marketing and design functions, introducing Ethereum and decentralized technology to the world. From 2014 until 2015, Ms. Cassett was Co-Founder and Editorial Director at Slant, New York. Prior to Slant, Ms. Cassatt was employed by the Huffington Post where she served as Special Projects Editor. Ms. Cassatt has a BA in English from Columba University.

(d)	On December 9, 2025, the Board awarded Mango Sticky Rice Limited, a Hong Kong entity controlled by Amanda Cassatt, restricted share units (“RSUs”) to convert into 84,388 Ordinary Shares with a market value of $200,000 in consideration of Ms. Cassatt serving on the Company’s Board of Directors. The RSUs shall vest fifty (50%) percent upon the Date of Grant; 25% three months thereafter and 25% six months following the Date of Grant.

(e)	Serotonin Inc. Consulting Agreement

On June 18, 2025, the Company entered into a Consulting Agreement with Serotonin Inc. As described above, Amanda Cassatt is a principal of Serotonin Inc. and has an interest in this arrangement. The Consulting Agreement is for a six-month term expiring December 18, 2025 and is automatically renewable for additional consecutive six (6) month terms unless terminated by either party on at least thirty (30) days’ prior written notice. The agreement is also terminable for Cause (as defined). Serotonin assigned to the Company all right, title and interest worldwide to all Work Product (as defined). The agreement includes a non-solicitation provision for one-year following termination. The Company is paying Serotonin Inc. a monthly cash fee retainer of $30,000.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

No. 10.01.	Director Agreement dated as of December 10, 2025 by and between Bit Digital Inc. and Amanda Cassatt.
No. 10.02.	Consulting Agreement dated June 18, 2025 by and between Bit Digital Inc. and Serotonin Inc.
No. 104.	Cover page interactive data (embedded within the SBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bit Digital, Inc.
Date: December 11, 2025	(Registrant)

	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

2